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                                                                    EXHIBIT 99.1


                            (CIVITAS BANKGROUP LOGO)
                                 Welcome Home!

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830

FOR IMMEDIATE RELEASE                   Contact: Aimee Punessen
July 11, 2006                                    Public Relations Manager
                                                 (615) 236-7454

CIVITAS BANKGROUP APPROVED FOR LISTING ON NASDAQ GLOBAL MARKET; TRADING TO BEGIN JULY 18 UNDER SYMBOL "CVBG"

FRANKLIN, TN -- 07/11/2006 - Civitas BankGroup, Inc. (OTCBB: CVBG), a bank holding company and the parent of Middle Tennessee's Cumberland Bank, today announced that its common stock has been approved for listing on The NASDAQ Global Market. Civitas' common stock will commence trading on The NASDAQ Global Market at the open of the market on Tuesday, July 18, 2006, under the ticker symbol "CVBG." Until July 18, Civitas' common stock will continue to trade on the OTC Bulletin Board.

"The approval of our stock for listing on The NASDAQ Global Market is a significant strategic milestone in Civitas' progress and development," stated Richard E. Herrington, President of Civitas BankGroup. "Transitioning the trading of our stock to The NASDAQ Global Market is an exciting development in our continued growth efforts that we believe will increase our visibility in the investment community and the marketplace, enhancing liquidity for our shareholders," added Herrington.

"While this is a major step forward for Civitas, from a practical standpoint, there is no action required on the part of current Civitas shareholders," noted Cumberland Bank President Danny Herron.

About Civitas BankGroup

About Civitas BankGroup, Inc.

Civitas BankGroup, Inc. (www.civitasbankgroup.com) is a Tennessee registered bank holding company headquartered in Franklin, Tennessee. Civitas serves as the bank holding company for Cumberland Bank (www.cumberlandbank.com), which provides banking services incorporating residential and commercial real estate lending, commercial business lending, consumer lending, construction lending and depository services through

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twelve (12) branches located in five (5) markets in Middle Tennessee. Civitas
BankGroup also owns a 50% interest in Insurors Bank of Tennessee, headquartered in Nashville.

Forward-Looking Statements

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN NATIONAL AND LOCAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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